SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of June 18, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 ("Bank") and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents"). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1. Borrower agrees and acknowledges that Bank shall, at Bank's sole discretion and at Borrower's sole expense, audit Borrower's Collateral within sixty (60) days after 2009 Effective Date No. 2.

2. The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.5(c) thereof (entitled "Prepayment Upon an Event of Loss") in its entirety:

" (c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date with respect to such Financed Equipment (an "Event of Loss"), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower's option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of an Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance in inverse order of maturity."

and inserting in lieu thereof the following:

" (c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date or, as applicable, the 2009 Equipment Maturity Date with respect to such Financed Equipment (an "Event of Loss"), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower's option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of an Equipment Advance or 2009 Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance or 2009 Equipment Advance in inverse order of maturity."

3. The Loan Agreement shall be amended by inserting the following new Section 2.1.6 (entitled "2009 Equipment Advances") to appear immediately following the existing Section 2.1.5 thereof (entitled "Equipment Advances"):

" 2.1.6 2009 Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during Draw Period No. 2, Bank shall make advances (each, a "2009 Equipment Advance" and, collectively, "2009 Equipment Advances") not exceeding the 2009 Equipment Line. 2009 Equipment Advances may only be used to finance Eligible Equipment purchased within one hundred twenty days (120) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2009 Equipment Advance. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No 2009 Equipment Advance may exceed one hundred percent (100.0%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than thirty-five percent (35%) of the proceeds of the 2009 Equipment Line shall be used to finance Other Equipment. Each 2009 Equipment Advance must be in an amount greater than or equal to the lesser of: (i) Two Hundred Thousand Dollars ($200,000.00) or (ii) the amount that has not yet been drawn under the 2009 Equipment Line. After repayment, no 2009 Equipment Advance may be reborrowed.

(b) Repayment. Each 2009 Equipment Advance shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(iii), beginning on the Payment Date of the month following the Funding Date of such 2009 Equipment Advance and continuing on the Payment Date of each month thereafter. All unpaid principal and interest on each 2009 Equipment

 Advance shall be due and payable in full on the applicable 2009 Equipment Maturity Date."

4. The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof (entitled "Interest Rate"):

" (i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) one and one half of one percentage points (1.50%) above the Prime Rate and (B) six and one half of one percent (6.50%), which interest shall be payable monthly in accordance with Section 2.3(f) below."

and inserting in lieu thereof the following:

" (i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to: (A) prior to 2009 Effective Date No. 2, the greater of: (x) one and one half of one percentage points (1.50%) above the Prime Rate, and (y) six and one half of one percent (6.50%), and (B) on and after 2009 Effective Date No. 2, the greater of: (x) one and three quarters of one percentage points (1.75%) above the Prime Rate, and (y) five and three quarters of one percent (5.75%), which interest shall in each case be payable monthly in accordance with Section 2.3(f) below."

5. The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 2.3(a) thereof (entitled "Interest Rate"):

" (iii) 2009 Equipment Advances. Subject to Section 2.3(b), the principal amount outstanding for each 2009 Equipment Advance shall accrue interest at a floating per annum rate equal to the greater of: (A) two percentage points (2.0%) above the Prime Rate, and (B) six percent (6.0%), which interest shall be payable monthly in accordance with Section 2.3(f) below."

6. The Loan Agreement shall be amended by deleting the following appearing as Section 3.4(b) thereof (entitled "Equipment Advances") in its entirety:

" (b) Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account."

and inserting in lieu thereof the following:

" (b) Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance or 2009 Equipment Advance set forth in this Agreement, to obtain an Equipment Advance or 2009 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00

p.m. Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each Equipment Advance or 2009 Equipment Advance, Bank shall disburse such Equipment Advance or 2009 Equipment Advance by transfer to the Designated Deposit Account."

7. The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof (entitled "Financial Covenants") in its entirety:

" 6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.25 to 1.0.

(b) Tangible Net Worth. To be tested as of the last day of each of Borrower's fiscal quarters, Tangible Net Worth of at least Six Million Five Hundred Thousand Dollars ($6,500,000.00), Notwithstanding the foregoing, the amount required in the prior sentence shall increase by an amount equal to sixty percent (60.0%) of the sum of the (i) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (ii) any positive quarterly Net Income earned by Borrower during any of Borrower's fiscal quarters ending after the Effective Date."

and inserting in lieu thereof the following:

" 6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least: (i) prior to 2009 Effective Date No. 2, 1.25 to 1.0, and (ii) on and after 2009 Effective Date No. 2, 1.50:1.0.

(b) Tangible Net Worth. To be tested as of the last day of each of Borrower's fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower's fiscal quarters ending after the Effective Date, and (ii) on and after 2009 Effective Date No. 2, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (X) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (Y) any positive quarterly Net Income earned by Borrower during any of Borrower's fiscal quarters ending after 2009 Effective Date No. 2."

8. The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

" "2009 Effective Date No. 2" is June 18, 2009."

" "2009 Equipment Advance" or "2009 Equipment Advances" is defined in Section 2.1.6(a)."

" "2009 Equipment Line" is a 2009 Equipment Advance or 2009 Equipment Advances in an aggregate amount of up to One Million Dollars ($1,000,000.00)."

" "2009 Equipment Maturity Date" is, for each 2009 Equipment Advance, the Payment Date that is thirty-five (35) months after the first (1st) Payment Date following the Funding Date of such 2009 Equipment Advance."

" "Draw Period No. 2" is the period of time from 2009 Effective Date No. 2 through the earlier to occur of (a) March 31, 2010, or (b) an Event of Default."

9. The Loan Agreement shall be amended by deleting the following text appearing in the definition entitled "Permitted Liens", itself appearing alphabetically in Section 13.1 of the Loan Agreement:

" (c) purchase money Liens (i) on Equipment (other than Financed Equipment) acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), inclusive of all outstanding Equipment Advances hereunder, in the aggregate amount outstanding, or (ii) existing on Equipment (other than Financed Equipment) when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;"

and inserting in lieu thereof the following:

" (c) purchase money Liens (i) on Equipment (other than Financed Equipment) acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than ($1,950,027.13), inclusive of all outstanding Equipment Advances and 2009 Equipment Advances hereunder, in the aggregate amount outstanding, or (ii) existing on Equipment (other than Financed Equipment) when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;"

10. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

" "Credit Extension" is any Advance, Equipment Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower's benefit."

" "Financed Equipment" is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance."

" "Revolving Line Maturity Date" is June 18, 2009."

and inserting in lieu thereof the following:

" "Credit Extension" is any Advance, Equipment Advance, 2009 Equipment Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower's benefit."

" "Financed Equipment" is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance or 2009 Equipment Advance."

" "Revolving Line Maturity Date" is March 31, 2010."

11. The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank: (a) a Revolving Line commitment fee equal to Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00), and (b) a 2009 Equipment Line commitment fee equal to Five Thousand Dollars ($5,000.00), which fees shall each be due on the date hereof and shall each be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.
BORROWER:
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	SVP & CFO

BANK:
SILICON VALLEY BANK
By:	/s/ Melissa Stepanis
Name:	Melissa Stepanis
Title:	Vice President

EXHIBIT A - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date:

FROM: CHYRON CORPORATION

The undersigned authorized officer of CHYRON CORPORATION ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days		Yes No
Annual financial statement (CPA Audited)	FYE within 90 days		Yes No
Borrowing Base Certificate (with A/R & A/P Agings)	Monthly within 30 days		Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:

Adjusted Quick Ratio (to be tested on the last day of each month)	1.50:1.0	____:1.0	Yes No
Tangible Net Worth (to be tested on the last day of each quarter)	$*	$________	Yes No

*As set forth in Section 6.7(b) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

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CHYRON CORPORATION By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Adjusted Quick Ratio (Section 6.7(a))

Required: 1.50:1.00

Actual: ____:1.00
A.	Aggregate value of the unrestricted cash of Borrower	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$
F.	Current Liabilities (the sum of lines D and E)	$
G	Deferred Revenue	$
H	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.50:1.00?

_______   No, not in compliance _______    Yes, in compliance

II. Tangible Net Worth (Section 6.7(b))

Required: $_________ (as set forth in Section 6.7(b) of the Agreement)

Actual: $_________

_______   No, not in compliance _______   Yes, in compliance

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